UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported)

May 8, 2009

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of Material Compensatory Plan.

On May 8, 2009, the stockholders of GeoMet, Inc. (the “Company”) approved an amendment to the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”), effective as of March 12, 2009, that increased the number of shares of the Company’s common stock authorized for issuance under the 2006 Plan from 2,000,000 to 4,000,000 shares. The amendment also increased the maximum number of shares of Company common stock available for grant to any one 2006 Plan participant to 500,000 shares during the fiscal year in which the participant is first employed by the Company or its affiliates and 400,000 shares during each fiscal year thereafter. The following is a brief description of the other principal features of the 2006 Plan as amended. The summary does not purport to be a complete description of all provisions of the 2006 Plan and is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached to this Form 8-K as Exhibit 10.1.

The 2006 Plan allows for the grant of stock options, stock awards, restricted stock, restricted stock units, stock appreciation rights, performance awards, and other incentive awards to Company employees. The purposes of the 2006 Plan are to attract and retain employees and independent directors, further align their interests with shareholder interests, and closely link compensation with Company performance. The 2006 Plan must be administered by a committee of the Company’s Board of Directors (the “Board”), which must consist of two or more directors who are (1) Non-Employee Directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (2) Outside Directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company’s Compensation Committee meets these requirements and currently administers the 2006 Plan.

Stock Options. The 2006 Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to our employees. All options will be subject to terms, conditions, restrictions, and limitations established by the Compensation Committee, as long as they are consistent with the terms of the 2006 Plan. The Compensation Committee will determine when an option will vest and become exercisable. No option will be exercisable more than ten years after the date of grant. Generally, the exercise price of a stock option granted under the 2006 Plan may not be less than the fair market value of the Company’s common stock on the date of grant.

Restricted Stock. Restricted stock are shares of Company common stock that must be returned to the Company if certain conditions are not satisfied. The Compensation Committee will determine the restriction period and may impose other terms, conditions, and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws.

Restricted Stock Units (RSUs). Restricted stock units are fictional shares of common stock. The Compensation Committee will determine the restriction period and may impose other terms, conditions, and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of Company common stock or an amount of cash equal to the fair market value of one share of Company common stock as provided in the award agreement.

Stock Appreciation Rights (SARs). A stock appreciation right entitles the participant to receive an amount in cash and/or shares of Company common stock, as determined by the Compensation Committee, equal to the amount by which the Company’s common stock appreciates in value after the date of the award. The Compensation Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the common stock on the date of grant. No SAR will be exercisable later than ten years after the date of the grant.

Stock Awards. Stock awards are shares of common stock awarded to participants that are subject to no restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

Performance Awards. A performance award is an award payable in cash or Company common stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. For each performance award, the Compensation Committee will determine (1) potential performance payments, (2) applicable performance criteria, (3) the performance period over which performance is to be measured, which may not be shorter than one year, (4) the timing of any payments to be made, (5) restrictions on the transferability of the award, and (6) other terms and conditions that are not inconsistent with the 2006 Plan.

The 2006 Plan contains antidilution provisions applicable in the event of certain increases or decreases in the number of outstanding shares of the Company’s common stock, in which event appropriate adjustments will be made in the maximum number of shares of common stock subject to the 2006 Plan and the number of shares and option prices under then-outstanding nonqualified options.

The Company’s Board may suspend, terminate, amend, or modify the 2006 Plan, but may not without the approval of the holders of a majority of the shares of the Company’s common stock make any alteration or amendment that operates (1) to increase the total number of shares of common stock that may be issued under the 2006 Plan (other than adjustments in connection with certain corporate reorganizations and other events), (2) to change the designation or class of persons eligible to receive awards under the 2006 Plan, or (3) to effect any change for which stockholder approval is required by or necessary to comply with applicable law or the listing requirements of The Nasdaq Global Market or any exchange or association on which the Company’s common stock is then listed or quoted. Upon termination of the 2006 Plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment, or modification of the plan will adversely affect in any material way any award previously granted under the 2006 Plan, without the consent of the participant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

Exhibit No.	Description

10.1	GeoMet, Inc. 2006 Long-Term Incentive Plan (Amended and Restated Effective March 12, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2009	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	GeoMet, Inc. 2006 Long-Term Incentive Plan (Amended and Restated Effective March 12, 2009).